EXHIBIT 99.1
ImmunityBio Reports Label Expansion and Additional Global Approval with Q3 2026 Net Product Revenue of $48.7 Million, Up 53% Year-Over-Year and First Nine Months U.S. Revenue Up 92% to $143.6 Million
Label Expansion and Global Progress
•FDA Expanded Approval: On October 14, 2026, the U.S. Food and Drug Administration (FDA) approved our supplemental Biologics License Application (sBLA) expanding the approved indication for ANKTIVA® in combination with Bacillus Calmette-Guérin (BCG) to include adult patients with BCG-unresponsive non-muscle invasive bladder cancer (NMIBC). This expanded indication now includes adult patients with BCG-unresponsive NMIBC with high-grade papillary-only tumors.
•BCG Naïve Primary Endpoint Met: In November 2026, we reported that the primary endpoint for Cohort A was met in the randomized QUILT-2.005 trial, and we remain on track to submit an sBLA to the FDA in the fourth quarter of 2026 for ANKTIVA in combination with BCG in patients with BCG-naïve NMIBC.
•ANKTIVA Approval in Israel: In November 2026, we announced approval in Israel of ANKTIVA in combination with BCG for BCG-unresponsive NMIBC with CIS, with or without papillary tumors, bringing the number of global approvals to 35.
•First Patient Treated in Europe: In November 2026, we announced that the first patients in Europe have received treatment with ANKTIVA in combination with BCG for BCG-unresponsive NMIBC with CIS, with or without papillary tumors, expanding access to ANKTIVA across the region.
92% Nine Month Revenue Growth
•Q3 2026 net product revenue of $48.7 million, up 53% year-over-year, driven by continued adoption among U.S. urologists and strong market access
•2026 year-to-date net product revenue of $143.6 million, up 92% year-over-year
•Over $334.3 million cash and cash equivalents, and marketable securities on hand as of September 30, 2026
CULVER CITY, Calif. November 9, 2026 — ImmunityBio, Inc. (NASDAQ: IBRX), a commercial-stage immunotherapy company, today announced continued global expansion, expanded FDA approval, and financial results for the third quarter ended September 30, 2026.
ImmunityBio continued to advance a broad clinical pipeline spanning bladder cancer, non-small cell lung cancer, and hematologic malignancies with expanded FDA approval and global expansion of ANKTIVA in nonmuscle invasive bladder cancer (NMIBC). ANKTIVA is now approved or authorized in six regulatory jurisdictions, expanding its global footprint to 35 countries, while multiple ongoing clinical and regulatory programs continue to support the Company’s long-term growth strategy.

The Company advanced several key regulatory and clinical programs across its immunotherapy pipeline. It received an expanded label for ANKTIVA in combination with BCG to include adults with BCG-unresponsive NMIBC, including those with papillary-only tumors. In addition, Cohort A of the randomized QUILT-2.005 trial evaluating ANKTIVA in combination with BCG in patients with BCG-naïve NMIBC met its primary endpoint. The Company also initiated its first sales in Europe in early Q4 and obtained approval in Israel in collaboration with its partner, Rafa Laboratories Ltd.
In this quarter (October 2026), ImmunityBio received FDA approval for expanded use of ANKTIVA plus BCG in subjects with BGC-unresponsive nonmuscle invasive bladder cancer (NMIBC). This expanded FDA approval has already been authorized by the Emirates Drug Establishment (United Arab Emirates) and the Company will now pursue global filings for this expanded indication.
The company today announced that the primary endpoint for BCG naïve nonmuscle invasive bladder (NMIBC) cancer has been reached in subjects receiving ANKTIVA plus BCG versus those receiving BCG alone. With this positive result the supplemental BLA (sBLA) for BCG naïve NMIBC patients is on track for submission in this quarter.
Global expansion and operational implementation of the launch of ANKTIVA plus BCG in BCG unresponsive NMIBC continues with the approval of ANKTIVA plus BCG in NMIBC in Israel and the first commercial dose administered in Europe.
On October 16, 2026, The Journal of Urology published long-term outcomes from our Phase 2/3 QUILT-3.032 trial of ANKTIVA in combination with BCG in 100 patients with BCG-unresponsive NMIBC with carcinoma in situ (CIS), with or without papillary tumors. Among responders, cystectomy avoidance was 84% at 36 months. The median duration of complete response (CR) was 26.6 months, with some responses extending beyond 53 months—emphasizing support for ANKTIVA by a mature dataset.
“The FDA’s recent approval of ANKTIVA plus BCG for papillary-only disease, together with data published in The Journal of Urology showing that more than half of responding patients maintained complete responses beyond 3.5 years, further reinforces the clinical potential of our chemotherapy-free immunotherapy approach and ANKTIVA’s novel mechanism of action,” said Patrick Soon-Shiong, M.D., Founder, Executive Chairman and Global Chief Scientific and Medical Officer of ImmunityBio. “We look forward to reviewing the final results from our study in BCG-naïve patients and initiating real-world evidence studies to further characterize ANKTIVA’s clinical impact in NMIBC. We also continued to advance our clinical program in metastatic non-small cell lung cancer, GBM, and hematologic malignancies during the quarter.”
Quarterly Financial Highlights
“We continue to see more physicians prescribing ANKTIVA to multiple patients and growing physician interest in our chemotherapy-free approach in the U.S. and Europe,” said Richard Adcock, President and CEO of ImmunityBio. “The recent label expansion represents an important opportunity to broaden access to ANKTIVA for a significantly larger patient population. Looking ahead, our QUILT-2.005 trial in BCG-naïve patients offers another potential avenue for expanding the eligible patient population and supporting long-term growth, subject to positive clinical and regulatory approval.”
Net product revenue reached $48.7 million, representing 53% year-over-year growth. For the first nine months of 2026, net product revenue totaled $143.6 million, up 92% compared with the first nine months of 2025, and building on full-year 2025 net product revenue of $113.0 million. As of September 30, 2026, the Company had $334.3 million in cash and cash equivalents, and marketable securities.

Cash and Marketable Securities Position
As of September 30, 2026, the Company had consolidated cash and cash equivalents, and marketable securities of $334.3 million.
Third Quarter 2026 Financial Summary
Product Revenue, Net
Product revenue, net increased $17.0 million during the three months ended September 30, 2026, as compared to the three months ended September 30, 2025, due to an increase in sales of ANKTIVA.
Research and Development Expense
Research and development (R&D) expense increased $20.3 million to $71.5 million during the three months ended September 30, 2026, as compared to $51.2 million during the three months ended September 30, 2025, mainly due to increased clinical trial expenses and personnel-related costs, partially offset by decreased manufacturing expenses.
Selling, General and Administrative Expense
Selling, general and administrative (SG&A) expense increased $17.7 million to $54.0 million during the three months ended September 30, 2026, as compared to $36.3 million during the three months ended September 30, 2025, mainly due to increased professional services expenses, personnel-related costs, and commercial-related expenses.
Other Expense, Net
Other expense, net increased $94.9 million to $106.6 million during the three months ended September 30, 2026, as compared to $11.7 million during the three months ended September 30, 2025, primarily due to non-cash changes in the fair value of a related-party convertible note, warrant liabilities, and other derivative liabilities mainly driven by an increase in our common stock price during the quarter, and an increase in interest expense related to the revenue interest liability due to additional funding received in Q1 2026. These changes were partially offset by an increase in interest and investment income combined with a decrease in interest expense due to a lower related-party convertible note balance after a partial loan conversion in Q1 2026.
Net Loss Attributable to ImmunityBio Common Stockholders (Net Loss)
Net loss attributable to ImmunityBio common stockholders was $184.6 million during the three months ended September 30, 2026, as compared to $67.3 million during the three months ended September 30, 2025. The increase in net loss was mainly driven by changes in the fair value of a related-party convertible note, and warrant and derivative liabilities due to an increase in our common stock price during the quarter, higher interest expense related to the revenue interest liability, and higher R&D and SG&A expenses described above, which were partially offset by higher product revenue.
Adjusted Net Loss Attributable to ImmunityBio Common Stockholders (Adjusted Net Loss)
Adjusted net loss attributable to ImmunityBio common stockholders increased $25.5 million to $97.9 million during the three months ended September 30, 2026, as compared to $72.4 million during the three months ended September 30, 2025. Adjusted net loss is a non-GAAP financial measure that excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.

Nine Months Ended 2026 Financial Summary
Product Revenue, Net
Product revenue, net increased $68.9 million during the nine months ended September 30, 2026, as compared to the nine months ended September 30, 2025, due to an increase in sales of ANKTIVA.
Research and Development Expense
R&D expense increased $45.6 million to $200.3 million during the nine months ended September 30, 2026, as compared to $154.7 million during the nine months ended September 30, 2025, mainly due to increased clinical trial expenses, contract manufacturing costs, personnel-related costs, and facility costs.
Selling, General and Administrative Expense
SG&A expense increased $40.3 million to $151.6 million during the nine months ended September 30, 2026, as compared to $111.3 million during the nine months ended September 30, 2025, mainly due to increased professional services expenses, personnel-related costs, and commercial-related expenses.
Other Expense, Net
Other expense, net increased $740.1 million to $838.3 million during the nine months ended September 30, 2026, as compared to $98.2 million during the nine months ended September 30, 2025, primarily due to non-cash changes in the fair value of warrant liabilities, a related-party convertible note, and other derivative liabilities mainly driven by an increase in our common stock price during the period, an increase in interest expense related to the revenue interest liability due to additional funding received in Q1 2026, and a one-time write off of a convertible note receivable in Q1 2026. These changes were partially offset by an increase in interest and investment income associated with higher treasury securities holdings combined with a decrease in interest expense due to a lower related-party convertible note balance after a partial loan conversion in Q1 2026.
Net Loss Attributable to ImmunityBio Common Stockholders (Net Loss)
Net loss attributable to ImmunityBio common stockholders was $1.0 billion during the nine months ended September 30, 2026, compared to $289.5 million during the nine months ended September 30, 2025. The increase in net loss was mainly driven by changes in the fair value of a related-party convertible note, and warrant and derivative liabilities due to an increase in our common stock price during the period, higher interest expense related to the revenue interest liability, higher other expense, and higher R&D and SG&A expenses described above, which were partially offset by higher product revenue.
Adjusted Net Loss Attributable to ImmunityBio Common Stockholders (Adjusted Net Loss)
Adjusted net loss attributable to ImmunityBio common stockholders increased $20.2 million to $265.2 million during the nine months ended September 30, 2026, as compared to $245.0 million during the nine months ended September 30, 2025. Adjusted net loss is a non-GAAP financial measure that excludes the impact of certain items, as shown in the non-GAAP reconciliation table below.

ImmunityBio, Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands, except per share amounts)	2026	2025	2026	2025

Revenue
Product revenue, net	$48,737	$31,780	$143,576	$74,710
Other revenues	104	281	711	293
Total revenue	48,841	32,061	144,287	75,003
Operating costs and expenses
Cost of sales	1,291	177	1,827	371
Research and development	68,960	48,661	191,420	147,067
Research and development – related parties	2,580	2,571	8,925	7,635
Selling, general and administrative	52,487	35,508	147,574	109,347
Selling, general and administrative – related parties	1,510	774	4,016	1,927
Total operating costs and expenses	126,828	87,691	353,762	266,347
Loss from operations	(77,987)	(55,630)	(209,475)	(191,344)
Other income (expense), net
Interest and investment income, net	3,174	2,067	8,643	4,107
Change in fair value of related-party convertible note, and warrant and derivative liabilities	(77,917)	14,025	(749,693)	(16,438)
Interest expense related to revenue interest liability	(17,357)	(12,302)	(48,420)	(39,241)
Interest expense – related party	(14,634)	(15,256)	(43,225)	(46,043)
Interest expense	(26)	(26)	(80)	(49)
Other income (expense), net	182	(187)	(5,493)	(506)
Total other expense, net	(106,578)	(11,679)	(838,268)	(98,170)
Loss before income taxes and noncontrolling interests	(184,565)	(67,309)	(1,047,743)	(289,514)
Income tax benefit (expense)	—	35	(9)	—
Net loss	(184,565)	(67,274)	(1,047,752)	(289,514)
Net loss attributable to noncontrolling interests, net of tax	(15)	(21)	(42)	(60)
Net loss attributable to ImmunityBio common stockholders	$(184,550)	$(67,253)	$(1,047,710)	$(289,454)

Net loss per ImmunityBio common share – basic	$(0.17)	$(0.07)	$(1.00)	$(0.32)
Net loss per ImmunityBio common share – diluted	$(0.18)	$(0.07)	$(1.00)	$(0.32)
Weighted-average number of common shares used in computing net loss per share – basic	1,060,229	946,601	1,045,846	896,335
Weighted-average number of common shares used in computing net loss per share – diluted	1,060,937	946,601	1,045,846	896,335

ImmunityBio, Inc.
Selected Balance Sheet Data

(Unaudited; in thousands)	September 30, 2026	December 31, 2025

Cash and cash equivalents	$45,082	$88,334
Marketable securities	289,247	154,484
Total assets	609,391	501,898
Related-party convertible note payable, at fair value	834,936	477,093
Revenue interest liability	426,338	324,615
Total liabilities	1,754,831	1,001,472
Total ImmunityBio stockholders’ deficit	(1,146,293)	(500,469)
Noncontrolling interests	853	895
Total liabilities and stockholders’ deficit	609,391	501,898
ImmunityBio, Inc.
Summary Reconciliations of Cash Flows

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited; in thousands)	2026	2025	2026	2025

Cash (used in) provided by:
Operating activities	$(75,333)	$(68,907)	$(217,186)	$(234,558)
Investing activities	(8,043)	(181,361)	(147,162)	(193,374)
Financing activities	53,034	173,519	321,403	345,347
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(244)	(56)	(125)	10
Net change in cash and cash equivalents, and restricted cash	(30,586)	(76,805)	(43,070)	(82,575)
Cash and cash equivalents, and restricted cash, beginning of period	76,947	138,142	89,431	143,912
Cash and cash equivalents, and restricted cash, end of period	$46,361	$61,337	$46,361	$61,337

ImmunityBio, Inc.
Reconciliation of Net Loss Attributable to Common Stockholders (GAAP) to
Adjusted Net Loss Attributable to Common Stockholders (Non-GAAP)
Adjusted net loss attributable to common stockholders is a non-GAAP financial measure which excludes certain items that are included in net loss attributable to common stockholders, the most directly comparable GAAP financial measure. Items excluded are those which the Company believes affect the comparability of operating results and are typically excluded from published estimates by the investment community, including items whose timing and/or amount cannot be reasonably estimated or are non-recurring.
Adjusted net loss attributable to common stockholders is presented because management believes it provides useful additional information to investors for analysis of the Company’s fundamental business on a recurring basis. In addition, management believes that adjusted net loss attributable to common stockholders is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies such as ImmunityBio.
Adjusted net loss attributable to common stockholders should not be considered in isolation or as a substitute for net loss attributable to common stockholders or any other measure of a company’s financial performance or profitability presented in accordance with GAAP. A reconciliation of the differences between net loss attributable to common stockholders and adjusted net loss attributable to common stockholders is presented below. Because adjusted net loss attributable to common stockholders excludes some, but not all, items that affect net loss attributable to common stockholders and may vary among companies, our calculation of adjusted net loss attributable to common stockholders may not be comparable to similarly titled measures of other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
(Unaudited: in thousands)	2026	2025	2026	2025

Net loss attributable to ImmunityBio common stockholders (GAAP)	$(184,550)	$(67,253)	$(1,047,710)	$(289,454)
Change in fair value of related-party convertible note, and warrant and derivative liabilities	77,917	(14,025)	749,693	16,438
Stock-based compensation	8,716	8,878	25,403	28,063
Write-off of convertible note receivable	—	—	7,442	—
Adjusted net loss attributable to ImmunityBio common stockholders (non-GAAP)	$(97,917)	$(72,400)	$(265,172)	$(244,953)

About ImmunityBio
ImmunityBio is a biotechnology company focused on innovating, developing, and commercializing next-generation immunotherapies designed to activate the patient’s immune system and deliver durable protection against cancer and infectious diseases. Our approach harnesses both the adaptive and innate immune systems with the goal of restoring immune function and generating lasting immunological memory in patients. At the core of our strategy is the Cancer BioShield™ platform, which is designed to stimulate critical lymphocytes, including natural killer (NK) cells, cytotoxic T cells, and memory T cells via our proprietary IL-15 receptor superagonist, ANKTIVA® (nogapendekin alfa inbakicept). Our Cancer BioShield platform is anchored by this antibody-cytokine fusion protein and is complemented by a portfolio that includes adenovirus-vectored vaccines, allogeneic (off-the-shelf) and autologous NK-cell therapies, and additional immunomodulators intended to promote immunogenic cell death and support durable immune responses while potentially reducing reliance on high-dose chemo-radiation therapy.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s clinical development programs, commercial success of its products and product candidates, manufacturing capabilities, continued collaboration with third parties, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such forward-looking statements include statements regarding the multiple regulatory and clinical milestones anticipated over the next 12 months, including regulatory submissions for BCG-naïve NMIBC, the initiation of real-world evidence studies, the continued expansion of commercial access to ANKTIVA in Europe and other international markets, expectations that continuing to invest in expanding ANKTIVA’s global commercial footprint will create additional opportunities across multiple oncology indications, the expectations that the agreement with Japan BCG Laboratory will provide long-term supply of BCG, the ability of the Company’s cash and cash equivalents, and marketable securities to support both its commercial and clinical priorities, the belief that the adoption of ANKTIVA in clinical practice reinforces the potential of the Company’s IL-15 receptor superagonist platform and supports the Company’s vision of a differentiated immunotherapy, the ability to expand the potential applications of the Company’s platform to address areas of significant unmet medical need, the expected impact of ANKTIVA approvals in additional markets on the Company’s business and financial condition, the application of the Company’s science and platforms to treat cancers, immunotherapies and cell therapies and change the standard of care across multiple cancers, expectations regarding continued physician adoption and disciplined commercial execution.
Statements in this press release that are not statements of historical fact are considered forward-looking statements, which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “goal,” “could,” “estimates,” “scheduled,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “indicate,” “projects,” “is,” “seeks,” “should,” “will,” “strategy,” and variations of such words or similar expressions. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. Forward-looking statements are neither forecasts, promises nor guarantees, and are based on the current beliefs of ImmunityBio’s management as well as assumptions made by and information currently available to ImmunityBio. Such information may be limited or incomplete, and ImmunityBio’s statements should not be read to indicate that it has conducted a thorough inquiry into, or review of, all potentially available relevant information. Such statements reflect the current views of ImmunityBio with respect to future events and are subject to known and unknown risks, including business, regulatory, economic and competitive risks, uncertainties, contingencies and assumptions about ImmunityBio, including, without limitation, (i) the risk that the Company’s preliminary financial results may differ from final reported results, (ii) risks and uncertainties regarding participation and enrollment and potential results from clinical trials, (iii) whether clinical trials will result in registrational pathways, (iv) whether clinical trial data will be accepted by regulatory agencies, (v) the ability of ImmunityBio to fund its ongoing and anticipated clinical trials, (vi) the ability of ImmunityBio to continue its planned preclinical and clinical development of its development programs through itself and/or its investigators, and the timing and success of any such continued preclinical and clinical development, patient enrollment and planned regulatory submissions, (vii) potential delays in product availability and regulatory approvals, (viii) ImmunityBio’s ability to retain and hire key personnel, (ix) ImmunityBio’s ability to obtain additional financing to fund its operations and complete the development and commercialization of its various product candidates, (x) potential product shortages or manufacturing disruptions that may impact the availability and timing of product, (xi) ImmunityBio’s ability to successfully commercialize its approved product and product candidates, (xii) ImmunityBio’s ability to scale its manufacturing and commercial supply operations for its approved product and future approved products, (xiii) risks and uncertainties associated with evolving most favored nations drug pricing policies in the United States and their potential impact on pricing and reimbursement, product launch timing, market access, and future revenues both in the United States and internationally, and (xiv) ImmunityBio’s ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for its product candidates and technologies.
More details about these and other risks that may impact ImmunityBio’s business are described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) on February 23, 2026, Quarterly Report on Form 10-Q filed with the SEC on August 4, 2026, and in subsequent filings made by ImmunityBio with the SEC, which are available on the SEC’s website at www.sec.gov. ImmunityBio cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. ImmunityBio does not undertake any duty to update any forward-looking statement or other information in this press release, except to the extent required by law.
ImmunityBio Contacts:
Investors
Hemanth Ramaprakash, PhD, MBA
ImmunityBio, Inc.
+1 858-746-9289
Hemanth.Ramaprakash@ImmunityBio.com
Media
Sarah Singleton
ImmunityBio, Inc.
+1 415-290-8045
Sarah.Singleton@ImmunityBio.com